UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/31/2012

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25131

Delaware	91-1718107
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 108th Avenue NE
Suite 1200
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

425-201-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2012, William Ruckelshaus, Chief Executive Officer and President of Blucora, Inc. ("Blucora"), executed an Amended and Restated Employment Agreement (the "Employment Agreement") that replaces the previous agreement between Blucora and Mr. Ruckelshaus. Blucora's primary reasons for entering into this Employment Agreement were to make the terms of Mr. Ruckelshaus's employment more consistent with the terms of the agreements with Blucora's other executives and to extend the term of his agreement. The material terms of this Employment Agreement are as follows:

- The term of the Employment Agreement is three years from the December 31, 2012 effective date.

- Mr. Ruckelshaus's base salary is set at $450,000, with a target bonus of 100% of his base salary, measured against criteria and targets set by the Blucora Board of Directors.

- The Amended and Restated Employment Agreement revises the severance payments that Mr. Ruckelshaus would receive upon termination without Cause or in the case of Constructive Termination, as defined in the Employment Agreement. As revised, such payments would include a lump sum severance payment of an amount equal to his annual salary, an amount equal to his target bonus, and an amount sufficient for 12 months of medical insurance coverage.

- The Amended and Restated Employment Agreement also revises Mr. Ruckelshaus's severance payments and benefits upon a Change of Control or a Significant Corporate Transaction, as defined in the Employment Agreement. The revised terms include a double-trigger severance payments and benefits if he is terminated without cause or leaves for good reason either two months before or within one year after such a transaction. Such payments and benefits would consist of a lump sum severance payment of an amount equal to 150% of the sum of his annual salary and his target annual bonus, an amount sufficient for 18 months of medical insurance coverage, acceleration of 100% of his unvested equity, and a 24-month extension of post-termination option exercise rights.

The above description is only a summary of the material terms, does not purport to be a complete description of the Employment Agreement, and is qualified in its entirety by reference to the Employment Agreement, a copy of which will be attached in full as an exhibit to the Annual Report on Form 10-K for fiscal 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUCORA, INC.

Date: January 04, 2013	By:	/s/ Linda Schoemaker
Linda Schoemaker
General Counsel and Secretary